AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2014

REGISTRATION NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM S-3

  REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY

 (Exact Name of Registrant)

NEW JERSEY

 (State or other jurisdiction of incorporation or organization)

22-2426091

(I.R.S. Employer Identification Number)

C/O PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
 (973) 802-5740

(Address, including zip code, and telephone number, including area code, of principal executive offices)

SUN-JIN MOON, ESQ.
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
  213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
 (973) 802-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

WILLIAM J. EVERS
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
213 WASHINGTON STREET
NEWARK, NJ 07102-2992
 (973) 802-3716

Approximate Date of Commencement of Sales to Public:  As soon as practicable after the effective date of Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [X] Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Proposed                        Proposed
 Title of each class of                                      Amount                       maximum                         maximum
    securities to be                                               to be                        offering price                     aggregate             Amount of
       registered                                                 registered                     per unit(1)                      offering price        registration fee
----------------------------------------------------------------------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)                                   $39,814,713                        $1.00                           $39,814,713                     $0
---------------------------------------------------------------------------------------------------------------------------------------------------------

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $39,814,713 of interests in market value adjusted annuity contracts.  The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-177446) filed on October 21, 2011.  Because a filing fee of $2,222 previously was paid with respect to those securities, there is no filing fee under this registration statement.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

                                                      PRUCO LIFE INSURANCE COMPANY
                                              PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                                     Supplement, dated May 1, 2009
                                            To The Prospectuses For The Following Annuities

                                                           Discovery Select
                                                          Discovery Preferred
                                                    Strategic Partners Annuity One
                                                   Strategic Partners Annuity One 3
                                                  Strategic Partners Plus and Plus 3
                                                     Strategic Partners FlexElite
                                                       Strategic Partners Select
                                                      Strategic Partners Horizon

This supplement should be read and retained with the prospectus for the annuity you own.  This supplement is not intended to be an offer of any annuity listed here that you do not own.

Each of Pruco Life Insurance Company ("Pruco Life") and Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report.  In addition, all documents subsequently filed by each of Pruco Life and PLNJ pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference.
Each of Pruco Life and PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus.
Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life
Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342.  Each of Pruco Life and PLNJ files periodic reports as required under the Securities Exchange Act of 1934.  The public may read and copy any materials that each of Pruco Life and PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the
SEC (see http://www.sec.gov).  Our internet address is http://www.prudentialannuities.com.

PRUCO LIFE INSURANCE COMPANY

OF NEW JERSEY

Supplement, dated February 11, 2009

To

Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PLNJ pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pruco Life Insurance Company

Pruco Life Insurance Company of New Jersey

Strategic Partners Horizon

Strategic Partners Select

Supplement, dated November 19, 2007

To

Prospectuses, dated May 1, 2007

This Supplement should be read and retained with the current Prospectus for your annuity. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A. NEW SUB-ACCOUNT

With regards to Strategic Partners Select Annuity only, effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account. We are also reflecting a sub-advisor name change for one of the portfolios within Strategic Partners Select.

In the section of the Strategic Partners Select Prospectus entitled "Summary of Contract Expenses", sub-section "Underlying Mutual Fund Portfolio Annual Expenses", under the heading "Advanced Series Trust", the following portfolio has been added:

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

 (as a percentage of the average net assets of the underlying Portfolios)

                                                                                            Total Annual
UNDERLYING PORTFOLIO             Management   Other             Acquired Portfolio Fees Portfolio Operating
Advanced Series Trust:              Fees    Expenses 12b-1 Fees        & Expenses            Expenses
-------------------------------- ---------- -------- ---------- ----------------------- -------------------
AST Western Asset Core Plus Bond    0.70%     0.12%     0.00%            0.00%                 0.82%

Effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account under Strategic Partners Select. In order to reflect these additions: The following is being added to the chart in the Strategic Partners Select Prospectus in the section entitled "What Investment Options Can I Choose? /Variable Investment Options":

                                                                                                                  PORTFOLIO
   STYLE/                                                                                                         ADVISOR/
    TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                       SUB-ADVISOR
------------   ---------------------------------------------------------------------------------------   ---------------------------
  AST FUND
Fixed Income   AST Western Asset Core Plus Bond Portfolio: seeks to maximize total return, consistent      Western Asset Management
               with prudent investment management and liquidity needs, by investing to obtain its           Company/ Western Asset
               average specified duration. The Portfolio's current target average duration is             Management Company Limited
               generally 2.5 to 7 years. The Portfolio pursues this objective by investing in all major fixed income sectors with a bias towards non-Treasuries.

Also, in the same section of the Strategic Partners Select prospectus, we make the following change to the chart setting forth a brief description of the variable investment option, to reflect a sub-advisor name change:

. Effective November 19, 2007, Neuberger Berman Management Inc. will become sub-advisor of SP Mid-Cap Growth Portfolio. Prior to November 19, 2007, Calamos Advisors LLC was the sub-advisor.

We add a parenthetical after the name of the SP Mid Cap Growth Portfolio as follows, to indicate that we no longer permit purchases or transfers into the Portfolio by those who are not already invested in the Portfolio:

SP Mid Cap Growth Portfolio (closed to new investments):

B. NEW PRINCIPAL UNDERWRITER

In the "Other Information" section of each prospectus, under the heading entitled "Sales and Distribution of the Contract.", we identify Prudential Investment Management Services LLC (PIMS) as the principal underwriter and distributor of the annuities. Beginning as of the date of this supplement, PIMS has been replaced by an affiliated broker-dealer called Prudential Annuities Distributors, Inc. ("PAD"). Accordingly, we replace the first two paragraphs under "Sales and Distribution of the Contract" with the following, and in the remainder of that section, replace references to PIMS with PAD:

"Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the National Association of Securities Dealers, Inc. (NASD)."

STRATEGIC PARTNERS/SM/ SELECT VARIABLE ANNUITY

 Prospectus: May 1, 2007

This prospectus describes an individual variable annuity contract offered by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey) and the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. Pruco Life of New Jersey offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's Contact Value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life of New Jersey is an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

THE FUNDS

Strategic Partners Select offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios within the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of each portfolio currently offered).

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners Select variable annuity contract and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS SELECT

To learn more about the Strategic Partners Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life of New Jersey also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102. (See SEC file numbers 333-62238 and 333-62246.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 9 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America ORD01009NY

INVESTMENT OPTIONS

The Prudential Series Fund

Jennison Portfolio

Equity Portfolio

Global Portfolio

Money Market Portfolio

Stock Index Portfolio

Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio

SP Balanced Asset Allocation Portfolio

SP Conservative Asset Allocation Portfolio

SP Growth Asset Allocation Portfolio

SP AIM Core Equity Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio

SP Small Cap Growth Portfolio

SP Small-Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

SP T. Rowe Price Large-Cap Growth Portfolio

Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio

AST AllianceBernstein Core Value Portfolio

AST AllianceBernstein Growth & Income Portfolio

AST AllianceBernstein Managed Index 500 Portfolio

AST American Century Income & Growth Portfolio

AST American Century Strategic Allocation Portfolio

AST Balanced Asset Allocation Portfolio

AST Capital Growth Asset Allocation Portfolio

AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio

AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio

AST First Trust Balanced Target Portfolio

AST First Trust Capital Appreciation Target Portfolio

AST Goldman Sachs Concentrated Growth Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST High Yield Portfolio

AST JPMorgan International Equity Portfolio

AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio

AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman Mid-Cap Value Portfolio

AST Neuberger Berman Small-Cap Growth Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST Preservation Asset Allocation Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Global Bond Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST UBS Dynamic Alpha Portfolio

Gartmore Variable Insurance Trust

GVIT Developing Markets Fund

Janus Aspen Series

Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION). 32

 SECTION 6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

 SECTION 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

PART I SUMMARY

STRATEGIC PARTNERS SELECT PROSPECTUS

GLOSSARY

We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted by any market value adjustment and minus any charge we impose for premium taxes and withdrawal charge.

Annuitant

The person whose life determines how long the contract lasts and the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. If a Custodial Account elects to receive the Death Benefit, the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is only eligible to have a co-annuitant designation if the entity which owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or

(3) custodial account established pursuant to the provisions in Code

Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit when the sole or last surviving annuitant dies.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Cash Value

This is the total value of your contract adjusted by any market value adjustment, minus any withdrawal charge(s) or administrative charge.

Co-annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met.

Contract Date

The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

Contract Owner, Owner or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the current Contact Value as of the date that proof of death is received, or a potentially greater amount related to market appreciation. See

Section 4, "What Is The Death Benefit?"

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guaranteed Minimum Death Benefit (GMDB) A feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Interest Cell

The segment of the interest-rate option that is established whenever you allocate or transfer money into an interest-rate option.

Interest-Rate Option

An investment option that offers a fixed-rate of interest for a one-year period (fixed-rate option) or a seven-year period (market value adjustment option).

Invested Purchase Payments

Your purchase payments (which we define below) less any deduction we make for any tax charge.

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

Market Value Adjustment

An adjustment to your contract value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

Market Value Adjustment Option

This investment option offers a specified guarantee period and pays a fixed rate of interest. We impose a market value adjustment on withdrawals that you make from this option prior to the end of a guarantee period.

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is

(888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life of New Jersey Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life of New Jersey.

Statement Of Additional Information

A document containing certain additional information about the Strategic Partners Select variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

GLOSSARY continued

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life of New Jersey that invests in a particular mutual fund is referred to in your contract as a subaccount.

SUMMARY OF SECTIONS 1-9

For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

SECTION 1

What Is The Strategic Partners Select Variable Annuity? This variable annuity contract, offered by Pruco Life of New Jersey, is a contract between you, as the owner, and us, the insurance company, Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey, we or us). The contract allows you to invest on a tax-deferred basis in one or more variable investment options. There are also two interest-rate options, the fixed-rate option and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit and guaranteed income options.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including the Prudential Money Market Portfolio variable investment option.

The interest-rate options offer an interest rate that is guaranteed. While your money is in the fixed-rate option or if your money remains in the market value adjustment option for a full seven-year period, your principal amount is guaranteed and the minimum interest amount that your money will earn is dictated by state law. Payments allocated to the fixed-rate option become part of Pruco Life of New Jersey's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of our guarantees under these interest-rate options are based on the overall financial strength of Pruco Life Insurance Company of New Jersey.

You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). This time period is referred to as the "Free Look" period.

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also allocate your money to a fixed interest rate option or a market value adjustment option.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4

What Is The Death Benefit?

If the sole or last surviving annuitant dies during the accumulation phase, the designated person(s) or the beneficiary will receive, at a minimum, the current value of the contract.

SUMMARY OF SECTIONS 1-9 continued

SECTION 5

How Can I Purchase A Strategic Partners Select Annuity Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, under most circumstances, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

You may purchase this contract only if the annuitant and co-annuitant are age 85 or younger (69 for qualified contracts unless a minimum distribution option is elected, in which case the annuitant and co-annuitant may be age 80 or younger) on the contract date. Certain age limits apply to certain features and benefits described herein.

SECTION 6

What Are The Expenses Associated With The Strategic Partners Select Contract? The contract has insurance features and investment features, and there are costs related to each.

Each year we deduct a $30 contract maintenance charge if your Contract Value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.52% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

During the accumulation phase, if you withdraw money less than seven years after the contract date, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

SECTION 7

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. We may impose a withdrawal charge ranging from 1-7%, which decreases 1% each year. Thereafter, there is no charge for a withdrawal. A market value adjustment may also apply.

SECTION 8

What Are The Tax Considerations Associated With The Strategic Partners Select Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9

Other Information

This contract is issued by Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey), an indirect subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the market value adjustment option that we summarize below.

Issuer Risk. The market value adjustment option, fixed interest rate option, and the contract's other insurance features are available under a contract issued by Pruco Life of New Jersey, and thus are backed by the financial strength of that company. If Pruco Life of New Jersey were to experience significant financial adversity, it is possible that Pruco Life of New Jersey's ability to pay interest and principal under the market value adjustment option and fixed interest rate option and to fulfill its insurance guarantees could be impaired.

Risks Related to Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life of New Jersey holds to support the market value adjustment option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

Risks Related to the Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Select. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

-------------------------------------------------------------------------------
                    CONTRACT OWNER TRANSACTION EXPENSES
-------------------------------------------------------------------------------
                           WITHDRAWAL CHARGE /1/
-------------------------------------------------------------------------------
During contract year 1                                   7%
-------------------------------------------------------------------------------
During contract year 2                                   6%
-------------------------------------------------------------------------------
During contract year 3                                   5%
-------------------------------------------------------------------------------
During contract year 4                                   4%
-------------------------------------------------------------------------------
During contract year 5                                   3%
-------------------------------------------------------------------------------
During contract year 6                                   2%
-------------------------------------------------------------------------------
During contract year 7                                   1%
-------------------------------------------------------------------------------
Maximum Transfer Fee /2/
-------------------------------------------------------------------------------
Each transfer after 12                                 $25.00
-------------------------------------------------------------------------------
Each transfer after 20 (Beneficiary                    $10.00
Continuation Option only)
-------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying mutual funds' fees and expenses.

-------------------------------------------------------------------------------
                         PERIODIC ACCOUNT EXPENSES
-------------------------------------------------------------------------------
Maximum Annual Contract Fee /3/                        $30.00
-------------------------------------------------------------------------------
                   INSURANCE AND ADMINISTRATIVE EXPENSES
 (as a percentage of average contract value in variable investment options)
-------------------------------------------------------------------------------
Mortality and Expense Risk                              1.37%
-------------------------------------------------------------------------------
Administrative Fee                                      0.15%
-------------------------------------------------------------------------------
Total                                                   1.52%
-------------------------------------------------------------------------------
Settlement Service Charge                               1.00%
(if the Contract Owner's beneficiary
elects the Beneficiary Continuation
Option) /4/
-------------------------------------------------------------------------------

1 As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option or annuity payments for a fixed period of five years or more. (see Section 3). Withdrawal charges are waived when a death benefit is paid due to the death of an annuitant.

2 You will not be charged for transfers made in connection with dollar cost averaging and auto-rebalancing.

3 This fee is not charged if the value of your contract is $50,000 or more.

This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. For beneficiaries who elect the Beneficiary Continuation Option, the annual contract fee is equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. 4 The other Insurance and Administrative Expense charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

Total Annual Mutual Fund Operating Expenses The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Select contract, and may vary from year to year.

--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------

* See, "Underlying Mutual Fund Portfolio Annual Expenses" for more detail on the expenses of the underlying mutual funds.

----------------------------------------------------------------------------------------------------------------------------
                                   UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                       (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------
                                                                         For the year ended December 31, 2006
                UNDERLYING PORTFOLIOS                      -----------------------------------------------------------------
                                                           Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                          Expenses /3/           Portfolio Fees  Portfolio
                                                                                                 & Expenses /1/  Operating
                                                                                                                Expenses /2/
-                                                          -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                              0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                              0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                            0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                                        0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                                     0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                               0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio               0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio                        0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio                    0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                          0.05%         0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                                  0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                                      0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                         0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                          0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                                   0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                                 0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                               0.60%         0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio                  0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                                 0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                                  0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio                0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio                   0.90%         0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio                   0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                               1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                                 0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/           0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio                     0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                            0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio                    1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio                 0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio                  0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                                   0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                      0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                          0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio               0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                            0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                                 0.75%         0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                    0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio             0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio                0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio               0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                           1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                 0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/      0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                             0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                  0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                          1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                     0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio         0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                     0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                 0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                       0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                   0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                   0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                       0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                 0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                      0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                     0.65%         0.12%       0.00%       0.00%         0.77%

SUMMARY OF CONTRACT EXPENSES continued

--------------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                 (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------
                                                           For the year ended December 31, 2006
          UNDERLYING PORTFOLIOS              -----------------------------------------------------------------
                                             Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                            Expenses /3/           Portfolio Fees  Portfolio
                                                                                   & Expenses /1/  Operating
                                                                                                  Expenses /2/
-                                            -----------------------------------------------------------------
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                    1.05%         0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares      0.64%         0.05%       0.25%       0.00%         0.94%

1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects and annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:

0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:

1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:

0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."

6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, Thornburg Investment Management, Inc. served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."

7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

10.Prior to May 1, 2007 the Portfolio was named the "AST American Century Strategic Balanced Portfolio."

11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The Examples assume that you invest $10,000 in the contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Example 1: If You Withdraw Your Assets

Example 1 assumes that:

. You invest $10,000 in Strategic Partners Select;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. You withdraw all your assets at the end of the time period indicated;

. Your investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year; and

. For each Separate Account charge, we deduct the current charge rather than the maximum charge.

Example 2: If You Do Not Withdraw Your Assets Example 2 assumes that:

. You invest $10,000 in Strategic Partners Select;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. You do not withdraw any of your assets at the end of the time period indicated;

. Your investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year; and

. For each Separate Account charge, we deduct the current charge rather than the maximum charge.

Notes for Expense Examples:

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Example 1) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for Example 1 and 2. This is because after 10 years, we would no longer deduct withdrawal charges when you make a withdrawal or when you begin the income phase of your contract.

If your Contract Value is less than $50,000, on your contract anniversary (or upon a surrender), we deduct a $30 fee. The examples use an average annual contract fee, which we calculated based on our estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation(s).

The table of accumulation unit values appears in the appendix to this prospectus.

Example 1: If you withdraw your Assets
---------------------------------------
1 yr     3 yrs      5 yrs     10 yrs
---------------------------------------
$980     $1,515     $2,073    $3,747
---------------------------------------

Example 2: If you do not withdraw your Assets
----------------------------------------------
1 yr       3 yrs       5 yrs       10 yrs
----------------------------------------------
$350       $1,065      $1,803      $3,747
----------------------------------------------

PART II SECTIONS 1 - 9

STRATEGIC PARTNERS SELECT PROSPECTUS

1: WHAT IS THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY?

The Strategic Partners Select variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey, We or Us).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

Strategic Partners Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among the variable investment options as well as guaranteed interest-rate options. If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

As mentioned above, Strategic Partners Select also offers interest-rate options: a fixed-rate option and a market value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will not be less than the minimum interest rate dictated by state law. The market value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in the option must be held for a seven-year period.

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine the amount of these payments and how long (if applicable) the payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive a refund equal to your Contact Value (plus the amount of any fees or other charges) as of the date you surrendered your contract.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, and fixed interest-rate options.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

current prospectuses for the underlying mutual funds also contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary--please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

Under the manager-of-managers approach, PI has the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.

Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc. also under a manager-of-managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

Pruco Life of New Jersey has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life of New Jersey may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contact Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contact Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

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 STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
 TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
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               THE PRUDENTIAL SERIES FUND
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 LARGE    Jennison Portfolio: seeks long-term        Jennison
  CAP     growth of capital. The Portfolio        Associates LLC
 GROWTH   invests primarily in equity
          securities of major, established
          corporations that the subadviser
          believes offer above-average growth
          prospects. The Portfolio may invest
          up to 30% of its total assets in
          foreign securities. Stocks are
          selected on a company-by-company
          basis using fundamental analysis.
          Normally 65% of the Portfolio's total
          assets are invested in common stocks
          and preferred stocks of companies
          with capitalization in excess of $1
          billion.
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 LARGE    Equity Portfolio: seeks long-term          Jennison
  CAP     growth of capital. The Portfolio        Associates LLC;
 BLEND    invests at least 80% of its net           ClearBridge
          assets plus borrowings for investment    Advisors, LLC
          purposes in common stocks of major
          established corporations as well as
          smaller companies that the Sub
          advisers believe offer attractive
          prospects of appreciation. In the
          Jennison portion, over a full market
          cycle, the subadviser seeks to
          outperform the S&P 500 Index by
          investing in a portfolio with
          earnings growth greater than the
          index at valuations comparable to
          that of the index.
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  INTER   Global Portfolio: seeks long-term          LSV Asset
NATIONAL  growth of capital. The Portfolio          Management/
 EQUITY   invests primarily in common stocks      Marsico Capital
          (and their equivalents) of foreign     Management, LLC/
          and U.S. companies. Each Sub-adviser     T. Rowe Price
          for the Portfolio generally will use   Associates, Inc./
          either a "growth" approach or a         William Blair &
          "value" approach in selecting either     Company, LLC
          foreign or U.S. common stocks.
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 FIXED    Money Market Portfolio: seeks maximum     Prudential
 INCOME   current income consistent with the        Investment
          stability of capital and the           Management, Inc.
          maintenance of liquidity. The
          Portfolio invests in high-quality
          short-term money market instruments
          issued by the U.S. Government or its
          agencies, as well as by corporations
          and banks, both domestic and foreign.
          The Portfolio will invest only in
          instruments that mature in thirteen
          months or less, and which are
          denominated in U.S. dollars.
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 LARGE    Value Portfolio: seeks long-term           Jennison
  CAP     growth of capital through               Associates LLC
 VALUE    appreciation and income. The
          Portfolio invests primarily in common
          stocks that the subadviser believes
          are undervalued - those stocks that
          are trading below their underlying
          asset value, cash generating ability
          and overall earnings and earnings
          growth. There is a risk that "value"
          stocks can perform differently from
          the market as a whole and other types
          of stocks and can continue to be
          undervalued by the markets for long
          periods of time. Normally at least
          65% of the Portfolio's total assets
          is invested in the common stock and
          convertible securities of companies
          that the subadviser believes will
          provide investment returns above
          those of the Russell 1000(R) Value
          Index. Most of the investments will
          be securities of large capitalization
          companies. The Portfolio may invest
          up to 25% of its total assets in real
          estate investment trusts (REITs) and
          up to 30% of its total assets in
          foreign securities.
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 ASSET    SP Aggressive Growth Asset Allocation     Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on equity
          Underlying Portfolios but will also
          invest in fixed-income Underlying
          Portfolios.
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 ASSET    SP Balanced Asset Allocation              Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). The Portfolio
          will invest in equity and
          fixed-income Underlying Portfolios.
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 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
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 ASSET    SP Conservative Asset Allocation           Prudential
ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
 TION/    highest potential total return
BALANCED  consistent with the specified level
          of risk tolerance. The Portfolio may
          invest in any other Portfolio of the
          Fund (other than another SP Asset
          Allocation Portfolio), and the AST
          Marsico Capital Growth Portfolio of
          Advanced Series Trust (AST) (the
          Underlying Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on fixed-income
          Underlying Portfolios but will also
          invest in equity Underlying
          Portfolios.
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 ASSET    SP Growth Asset Allocation Portfolio:      Prudential
ALLOCA-   seeks to obtain the highest potential   Investments LLC
 TION/    total return consistent with the
BALANCED  specified level of risk tolerance.
          The Portfolio may invest in any other
          Portfolio of the Fund (other than
          another SP Asset Allocation
          Portfolio), and the AST Marsico
          Capital Growth Portfolio of Advanced
          Series Trust (AST) (the Underlying
          Portfolios). Under normal
          circumstances, the Portfolio
          generally will focus on equity
          Underlying Portfolios but will also
          invest in fixed-income Underlying
          Portfolios.
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 LARGE    SP AIM Core Equity Portfolio: seeks      A I M Capital
  CAP     long-term growth of capital. The        Management, Inc.
 BLEND    Portfolio normally invests at least
          80% of investable assets in equity
          securities, including convertible
          securities of established companies
          that have long-term above-average
          growth in earnings and growth
          companies that the subadviser
          believes have the potential for
          above-average growth in earnings.
--------------------------------------------------------------------
 LARGE    SP Davis Value Portfolio: seeks          Davis Selected
  CAP     growth of capital. The Portfolio         Advisers, L.P.
 VALUE    invests primarily in common stocks of
          U.S. companies with market
          capitalizations within the market
          capitalization range of the Russell
          1000 Value Index. It may also invest
          in stocks of foreign companies and
          U.S. companies with smaller
          capitalizations. The subadviser
          attempts to select common stocks of
          businesses that possess
          characteristics that the subadviser
          believe foster the creation of
          long-term value, such as proven
          management, a durable franchise and
          business model, and sustainable
          competitive advantages. The
          subadviser aims to invest in such
          businesses when they are trading at a
          discount to their intrinsic worth.
          There is a risk that "value" stocks
          can perform differently from the
          market as a whole and other types of
          stocks and can continue to be
          undervalued by the markets for long
          periods of time.
--------------------------------------------------------------------
  INTER   SP International Value Portfolio           LSV Asset
NATIONAL  (formerly SP LSV International Value      Management,
 EQUITY   Portfolio): seeks capital growth. The      Thornburg
          Portfolio normally invests at least        Investment
          65% of the Portfolio's investable       Management, Inc.
          assets (net assets plus borrowings
          made for investment purposes) in the
          equity securities of companies in
          developed countries outside the
          United States that are represented in
          the MSCI EAFE Index.
--------------------------------------------------------------------
MID CAP   SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
 GROWTH   long-term growth of capital. The              LLC
          Portfolio normally invests at least
          80% of investable assets in common
          stocks and related securities, such
          as preferred stocks, convertible
          securities and depositary receipts
          for those securities. These
          securities typically are of medium
          market capitalizations, which the
          subadviser believes have
          above-average growth potential. The
          Portfolio generally defines medium
          market capitalization companies as
          those companies with market
          capitalizations within the market
          capitalization range of the Russell
          Mid Cap Growth Index. The Portfolio's
          investments may include securities
          listed on a securities exchange or
          traded in the over-the-counter
          markets. The subadviser uses a
          bottom-up and top-down analysis in
          managing the Portfolio. This means
          that securities are selected based
          upon fundamental analysis, as well as
          a top-down approach to
          diversification by industry and
          company, and by paying attention to
          macro-level investment themes. The
          Portfolio may invest in foreign
          securities (including emerging
          markets securities).
--------------------------------------------------------------------
 FIXED    SP PIMCO High Yield Portfolio: seeks   Pacific Investment
 INCOME   to maximize total return consistent        Management
          with preservation of capital and          Company LLC
          prudent investment management. The          (PIMCO)
          Portfolio will invest in a
          diversified portfolio of fixed-income
          investment instruments of varying
          maturities. The average portfolio
          duration of the Portfolio generally
          will vary within a two- to six-year
          time frame based on the Sub-advisor's
          forecast for interest rates.
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2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

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STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                ADVISOR/
                                                   SUB-ADVISOR
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 FIXED   SP PIMCO Total Return Portfolio:       Pacific Investment
INCOME   seeks to maximize total return             Management
         consistent with preservation of           Company LLC
         capital and prudent investment              (PIMCO)
         management. The Portfolio will invest
         in a diversified portfolio of
         fixed-income investment instruments
         of varying maturities. The average
         portfolio duration of the Portfolio
         generally will vary within a three-
         to six-year time frame based on the
         Sub-advisor's forecast for interest
         rates.
-------------------------------------------------------------------
MID CAP  SP Prudential U.S. Emerging Growth          Jennison
GROWTH   Portfolio: seeks long-term capital       Associates LLC
         appreciation. The Portfolio normally
         invests at least 80% of investable
         assets in equity securities of small
         and medium sized U.S. companies that
         the subadviser believes have the
         potential for above-average earnings
         growth. The subadviser seeks to
         invest in companies that it believes
         are poised to benefit from an
         acceleration of growth or an
         inflection point in a company's
         growth rate that is not currently
         reflected in the stock price. The
         team uses a research-intensive
         approach based on internally
         generated fundamental research.
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 SMALL   SP Small Cap Growth Portfolio: seeks      Eagle Asset
  CAP    long-term capital growth. The             Management/
GROWTH   Portfolio pursues its objective by      Neuberger Berman
         primarily investing in the common       Management, Inc.
         stocks of small-capitalization
         companies, which is defined as a
         company with a market capitalization,
         at the time of purchase, no larger
         than the largest capitalized company
         included in the Russell 2000 Index
         during the most recent 11-month
         period (based on month-end data) plus
         the most recent data during the
         current month.
-------------------------------------------------------------------
 SMALL   SP Small-Cap Value Portfolio: seeks      Goldman Sachs
  CAP    long-term capital growth. The                Asset
 VALUE   Portfolio normally invests at least    Management, L.P.;
         80% its net assets plus borrowings        ClearBridge
         for investment purposes in the equity    Advisors, LLC
         securities of small capitalization
         companies. The Portfolio focuses on
         equity securities that are believed
         to be undervalued in the marketplace.
-------------------------------------------------------------------
 LARGE   SP Strategic Partners Focused Growth   AllianceBernstein
  CAP    Portfolio: seeks long-term growth of     L.P.; Jennison
GROWTH   capital. The Portfolio normally          Associates LLC
         invests at least 65% of total assets
         in equity-related securities of U.S.
         companies that the subadvisers
         believe to have strong capital
         appreciation potential. The
         Portfolio's strategy is to combine
         the efforts of two subadvisers and to
         invest in the favorite stock
         selection ideas of three portfolio
         managers (two of whom invest as a
         team). Each investment Sub-adviser to
         the Portfolio utilizes a growth
         style: Jennison selects approximately
         20 securities and AllianceBernstein
         selects approximately 30 securities.
         The portfolio managers build a
         portfolio with stocks in which they
         have the highest confidence and may
         invest more than 5% of the
         Portfolio's assets in any one issuer.
         The Portfolio is nondiversified,
         meaning it can invest a relatively
         high percentage of its assets in a
         small number of issuers. Investing in
         a nondiversified portfolio,
         particularly a portfolio investing in
         approximately 50 equity-related
         securities, involves greater risk
         than investing in a diversified
         portfolio because a loss resulting
         from the decline in the value of one
         security may represent a greater
         portion of the total assets of a
         nondiversified portfolio.
-------------------------------------------------------------------
 LARGE   Stock Index Portfolio: seeks              Quantitative
  CAP    investment results that generally          Management
 BLEND   correspond to the performance of         Associates LLC
         publicly-traded common stocks. With
         the price and yield performance of
         the Standard & Poor's 500 Composite
         Stock Price Index (S&P 500) as the
         benchmark, the Portfolio normally
         invests at least 80% of investable
         assets in S&P 500 stocks. The S&P 500
         represents more than 70% of the total
         market value of all publicly-traded
         common stocks and is widely viewed as
         representative of publicly-traded
         common stocks as a whole. The
         Portfolio is not "managed" in the
         traditional sense of using market and
         economic analyses to select stocks.
         Rather, the portfolio manager
         purchases stocks in proportion to
         their weighting in the S&P 500.
-------------------------------------------------------------------
 LARGE   SP T. Rowe Price Large-Cap Growth        T. Rowe Price
  CAP    Portfolio: seeks long-term capital      Associates, Inc.
GROWTH   growth. Under normal circumstances,
         the Portfolio invests at least 80% of
         its net assets plus borrowings for
         investment purposes in the equity
         securities of large-cap companies.
         The Sub-adviser generally looks for
         companies with an above-average rate
         of earnings and cash flow growth and
         a lucrative niche in the economy that
         gives them the ability to sustain
         earnings momentum even during times
         of slow economic growth.
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 STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
 TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
-------------------------------------------------------------------
 INTER-   SP International Growth Portfolio       Marsico Capital
NATIONAL  (formerly, SP William Blair            Management, LLC;
 EQUITY   International Growth Portfolio):        William Blair &
          seeks long-term capital appreciation.    Company, LLC.
          The Portfolio invests primarily in
          equity-related securities of foreign
          issuers. The Portfolio invests
          primarily in the common stock of
          large and medium-sized foreign
          companies, although it may also
          invest in companies of all sizes.
          Under normal circumstances, the
          Portfolio invests at least 65% of its
          total assets in common stock of
          foreign companies operating or based
          in at least five different countries,
          which may include countries with
          emerging markets. The Portfolio looks
          primarily for stocks of companies
          whose earnings are growing at a
          faster rate than other companies or
          which offer attractive growth
          potential.
-------------------------------------------------------------------
                  ADVANCED SERIES TRUST
-------------------------------------------------------------------
 ASSET    AST Advanced Strategies Portfolio:         LSV Asset
 ALLOCA   seeks a high level of absolute            Management;
 TION/    return. The Portfolio invests           Marsico Capital
BALANCED  primarily in a diversified portfolio      Management,
          of equity and fixed income securities    LLC; Pacific
          across different investment               Investment
          categories and investment managers.       Management
          The Portfolio pursues a combination       Company LLC
          of traditional and non-traditional         (PIMCO);
          investment strategies.                   T. Rowe Price
                                                 Associates, Inc.;
                                                  William Blair &
                                                  Company, L.L.C.
-------------------------------------------------------------------
 ASSET    AST Aggressive Asset Allocation         AST Investment
 ALLOCA   Portfolio: seeks the highest            Services, Inc./
 TION/    potential total return consistent         Prudential
BALANCED  with its specified level of risk        Investments LLC
          tolerance. The Portfolio will invest
          its assets in several other Advanced
          Series Trust Portfolios. Under normal
          market conditions, the Portfolio will
          devote between 92.5% to 100% of its
          net assets to underlying portfolios
          investing primarily in equity
          securities, and 0% to 7.5% of its net
          assets to underlying portfolios
          investing primarily in debt
          securities and money market
          instruments.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Core Value       AllianceBernstein
  CAP     Portfolio: seeks long-term capital           L.P.
 VALUE    growth by investing primarily in
          common stocks. The Sub-advisor
          expects that the majority of the
          Portfolio's assets will be invested
          in the common stocks of large
          companies that appear to be
          undervalued. Among other things, the
          Portfolio seeks to identify
          compelling buying opportunities
          created when companies are
          undervalued on the basis of investor
          reactions to near-term problems or
          circumstances even though their
          long-term prospects remain sound. The
          Sub-advisor seeks to identify
          individual companies with earnings
          growth potential that may not be
          recognized by the market at large.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Growth & Income  AllianceBernstein
  CAP     Portfolio: seeks long-term growth of         L.P.
 VALUE    capital and income while attempting
          to avoid excessive fluctuations in
          market value. The Portfolio normally
          will invest in common stocks (and
          securities convertible into common
          stocks). The Sub-advisor will take a
          value-oriented approach, in that it
          will try to keep the Portfolio's
          assets invested in securities that
          are selling at reasonable valuations
          in relation to their fundamental
          business prospects. The stocks that
          the Portfolio will normally invest in
          are those of seasoned companies.
-------------------------------------------------------------------
 LARGE    AST AllianceBernstein Managed Index    AllianceBernstein
  CAP     500 Portfolio: seeks to outperform           L.P.
 BLEND    the Standard & Poor's 500 Composite
          Stock Price Index (the "S&P 500")
          through stock selection resulting in
          different weightings of common stocks
          relative to the index. The Portfolio
          will invest, under normal
          circumstances, at least 80% of its
          net assets in securities included in
          the S&P(R) 500.
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2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

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 STYLE/       INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
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  LARGE    AST American Century Income & Growth   American Century
   CAP     Portfolio: seeks capital growth with      Investment
  VALUE    current income as a secondary          Management, Inc.
           objective. The Portfolio invests
           primarily in common stocks that offer
           potential for capital growth, and
           may, consistent with its investment
           objective, invest in stocks that
           offer potential for current income.
           The Sub-advisor utilizes a
           quantitative management technique
           with a goal of building an equity
           portfolio that provides better
           returns than the S&P 500 Index
           without taking on significant
           additional risk and while attempting
           to create a dividend yield that will
           be greater than the S&P 500 Index.
-------------------------------------------------------------------
  ASSET    AST American Century Strategic         American Century
  ALLOCA   Allocation Portfolio (formerly known      Investment
  TION/    as AST American Century Strategic      Management, Inc.
BALANCED   Balanced Portfolio): seeks capital
           growth and current income. The
           Sub-advisor intends to maintain
           approximately 60% of the Portfolio's
           assets in equity securities and the
           remainder in bonds and other fixed
           income securities. Both the
           Portfolio's equity and fixed income
           investments will fluctuate in value.
           The equity securities will fluctuate
           depending on the performance of the
           companies that issued them, general
           market and economic conditions, and
           investor confidence. The fixed income
           investments will be affected
           primarily by rising or falling
           interest rates and the credit quality
           of the issuers.
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  ASSET    AST Balanced Asset Allocation           AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 57.5% to 72.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 27.5% to 42.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
-------------------------------------------------------------------
  ASSET    AST Capital Growth Asset Allocation     AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 72.5% to 87.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 12.5% to 27.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
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SPECIALTY  AST Cohen & Steers Realty Portfolio:    Cohen & Steers
           seeks to maximize total return             Capital
           through investment in real estate      Management, Inc.
           securities. The Portfolio pursues its
           investment objective by investing,
           under normal circumstances, at least
           80% of its net assets in securities
           of real estate issuers. Under normal
           circumstances, the Portfolio will
           invest substantially all of its
           assets in the equity securities of
           real estate companies, i.e., a
           company that derives at least 50% of
           its revenues from the ownership,
           construction, financing, management
           or sale of real estate or that has at
           least 50% of its assets in real
           estate. Real estate companies may
           include real estate investment trusts
           or REITs.
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  ASSET    AST Conservative Asset Allocation       AST Investment
  ALLOCA   Portfolio: seeks the highest           Services, Inc./
  TION/    potential total return consistent         Prudential
BALANCED   with its specified level of risk       Investments LLC
           tolerance. The Portfolio will invest
           its assets in several other Advanced
           Series Trust Portfolios. Under normal
           market conditions, the Portfolio will
           devote between 47.5% to 62.5% of its
           net assets to underlying portfolios
           investing primarily in equity
           securities, and 37.5% to 52.5% of its
           net assets to underlying portfolios
           investing primarily in debt
           securities and money market
           instruments.
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  LARGE    AST DeAM Large-Cap Value Portfolio:        Deutsche
   CAP     seeks maximum growth of capital by        Investment
  VALUE    investing primarily in the value          Management
           stocks of larger companies. The         Americas, Inc.
           Portfolio pursues its objective,
           under normal market conditions, by
           primarily investing at least 80% of
           the value of its assets in the equity
           securities of large-sized companies
           included in the Russell 1000(R) Value
           Index. The Sub-advisor employs an
           investment strategy designed to
           maintain a portfolio of equity
           securities which approximates the
           market risk of those stocks included
           in the Russell 1000(R) Value Index,
           but which attempts to outperform the
           Russell 1000(R) Value Index through
           active stock selection.
-------------------------------------------------------------------

 ------------------------------------------------------------------
  STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
  TYPE                                                ADVISOR/
                                                    SUB-ADVISOR
 ------------------------------------------------------------------
  SMALL    AST Neuberger Berman Small-Cap Growth  Neuberger Berman
   CAP     Portfolio (formerly known as AST DeAM  Management Inc.
  GROWTH   Small-Cap Growth Portfolio): seeks
           maximum growth of investors' capital
           from a portfolio of growth stocks of
           smaller companies. The Portfolio
           pursues its objective, under normal
           circumstances, by primarily investing
           at least 80% of its total assets in
           the equity securities of small-sized
           companies included in the Russell
           2000 Growth(R) Index.
 ------------------------------------------------------------------
  SMALL    AST DeAM Small-Cap Value Portfolio:        Deutsche
   CAP     seeks maximum growth of investors'        Investment
  VALUE    capital by investing primarily in the     Management
           value stocks of smaller companies.      Americas, Inc.
           The Portfolio pursues its objective,
           under normal market conditions, by
           primarily investing at least 80% of
           its total assets in the equity
           securities of small-sized companies
           included in the Russell 2000(R) Value
           Index. The Sub-advisor employs an
           investment strategy designed to
           maintain a portfolio of equity
           securities which approximates the
           market risk of those stocks included
           in the Russell 2000(R) Value Index,
           but which attempts to outperform the
           Russell 2000(R) Value Index.
 ------------------------------------------------------------------
  SMALL    AST Federated Aggressive Growth        Federated Equity
   CAP     Portfolio: seeks capital growth. The      Management
  GROWTH   Portfolio pursues its investment          Company of
           objective by investing primarily in     Pennsylvania/
           the stocks of small companies that     Federated Global
           are traded on national security           Investment
           exchanges, NASDAQ stock exchange and      Management
           the over-the-counter-market. Small     Corp.; Federated
           companies will be defined as               MDTA LLC
           companies with market capitalizations
           similar to companies in the Russell
           2000 Growth Index.
 ------------------------------------------------------------------
  ASSET    AST First Trust Balanced Target          First Trust
  ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
  TION/    growth balanced by current income.
 BALANCED  The Portfolio seeks to achieve its
           objective by investing approximately
           65% in common stocks and 35% in fixed
           income securities. The Portfolio
           allocates the equity portion of the
           portfolio across five uniquely
           specialized strategies - the Dow/SM/
           Target Dividend, the Value Line(R)
           Target 25, the Global Dividend Target
           15, the NYSE(R) International Target
           25, and the Target Small Cap. Each
           strategy employs a quantitative
           approach by screening common stocks
           for certain attributes and/or using a
           multi-factor scoring system to select
           the common stocks. The fixed income
           allocation is determined by the Dow
           Jones Income strategy which utilizes
           certain screens to select bonds from
           the Dow Jones Corporate Bond Index or
           like-bonds not in the index.
 ------------------------------------------------------------------
  ASSET    AST First Trust Capital Appreciation     First Trust
  ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
  TION/    growth of capital. The Portfolio
 BALANCED  seeks to achieve its objective by
           investing approximately 80% in common
           stocks and 20% in fixed income
           securities. The portfolio allocates
           the equity portion of the portfolio
           across five uniquely specialized
           strategies - the Value Line(R) Target
           25, the Global Dividend Target 15,
           the Target Small Cap, the Nasdaq(R)
           Target 15, and the NYSE(R)
           International Target 25. Each
           strategy employs a quantitative
           approach by screening common stocks
           for certain attributes and/or using a
           multi-factor scoring system to select
           the common stocks. The fixed income
           allocation is determined by the Dow
           Jones Income strategy utilizes
           certain screens to select bonds from
           the Dow Jones Corporate Bond Index or
           like-bonds not in the index.
 ------------------------------------------------------------------
  ASSET    AST UBS Dynamic Alpha Portfolio        UBS Global Asset
  ALLOCA-  (formerly known as AST Global             Management
  TION/    Allocation Portfolio): seeks to        (Americas) Inc.
 BALANCED  maximize total return, consisting of
           capital appreciation and current
           income. The Portfolio invests in
           securities and financial instruments
           to gain exposure to global equity,
           global fixed income and cash
           equivalent markets, including global
           currencies. The Portfolio may invest
           in equity and fixed income securities
           of issuers located within and outside
           the United States or in open-end
           investment companies advised by UBS
           Global Asset Management (Americas)
           Inc., the Portfolio's Sub-Advisor, to
           gain exposure to certain global
           equity and global fixed income
           markets.
 ------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

--------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
--------------------------------------------------------------------
 LARGE    AST Goldman Sachs Concentrated Growth    Goldman Sachs
  CAP     Portfolio: seeks growth of capital in        Asset
 GROWTH   a manner consistent with the            Management, L.P.
          preservation of capital. Realization
          of income is not a significant
          investment consideration and any
          income realized on the Portfolio's
          investments, therefore, will be
          incidental to the Portfolio's
          objective. The Portfolio will pursue
          its objective by investing primarily
          in equity securities of companies
          that the Sub-advisor believes have
          the potential to achieve capital
          appreciation over the long-term. The
          Portfolio seeks to achieve its
          investment objective by investing,
          under normal circumstances, in
          approximately 30 - 45 companies that
          are considered by the Sub-advisor to
          be positioned for long-term growth.
--------------------------------------------------------------------
MID CAP   AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
 GROWTH   Portfolio: seeks long-term capital           Asset
          growth. The Portfolio pursues its       Management, L.P.
          investment objective, by investing
          primarily in equity securities
          selected for their growth potential,
          and normally invests at least 80% of
          the value of its assets in medium
          capitalization companies. For
          purposes of the Portfolio,
          medium-sized companies are those
          whose market capitalizations
          (measured at the time of investment)
          fall within the range of companies in
          the Russell Mid Cap Growth Index. The
          Sub-advisor seeks to identify
          individual companies with earnings
          growth potential that may not be
          recognized by the market at large.
--------------------------------------------------------------------
 FIXED    AST High Yield Portfolio: seeks a      Pacific Investment
 INCOME   high level of current income and may       Management
          also consider the potential for           Company LLC
          capital appreciation. The Portfolio         (PIMCO)
          invests, under normal circumstances,
          at least 80% of its net assets plus
          any borrowings for investment
          purposes (measured at time of
          purchase) in high yield, fixed-income
          securities that, at the time of
          purchase, are non-investment grade
          securities. Such securities are
          commonly referred to as "junk bonds".
--------------------------------------------------------------------
 INTER-   AST JPMorgan International Equity         J.P. Morgan
NATIONAL  Portfolio: seeks long-term capital         Investment
 EQUITY   growth by investing in a diversified    Management Inc.
          portfolio of international equity
          securities. The Portfolio seeks to
          meet its objective by investing,
          under normal market conditions, at
          least 80% of its assets in a
          diversified portfolio of equity
          securities of companies located or
          operating in developed non-U.S.
          countries and emerging markets of the
          world. The equity securities will
          ordinarily be traded on a recognized
          foreign securities exchange or traded
          in a foreign over-the-counter market
          in the country where the issuer is
          principally based, but may also be
          traded in other countries including
          the United States.
--------------------------------------------------------------------
 LARGE    AST Large-Cap Value Portfolio: seeks      Dreman Value
  CAP     current income and long-term growth     Management LLC,
 VALUE    of income, as well as capital             Hotchkis and
          appreciation. The Portfolio invests,     Wiley Capital
          under normal circumstances, at least    Management LLC;
          80% of its net assets in common           J.P. Morgan
          stocks of large cap U.S. companies.        Investment
          The Portfolio focuses on common         Management, Inc.
          stocks that have a high cash dividend
          or payout yield relative to the
          market or that possess relative value
          within sectors.
--------------------------------------------------------------------
 FIXED    AST Lord Abbett Bond-Debenture           Lord, Abbett &
 INCOME   Portfolio: seeks high current income        Co. LLC
          and the opportunity for capital
          appreciation to produce a high total
          return. To pursue its objective, the
          Portfolio will invest, under normal
          circumstances, at least 80% of the
          value of its assets in fixed income
          securities and normally invests
          primarily in high yield and
          investment grade debt securities,
          securities convertible into common
          stock and preferred stocks. The
          Portfolio may find good value in high
          yield securities, sometimes called
          "lower-rated bonds" or "junk bonds,"
          and frequently may have more than
          half of its assets invested in those
          securities. At least 20% of the
          Portfolio's assets must be invested
          in any combination of investment
          grade debt securities, U.S.
          Government securities and cash
          equivalents. The Portfolio may also
          make significant investments in
          mortgage-backed securities. Although
          the Portfolio expects to maintain a
          weighted average maturity in the
          range of five to twelve years, there
          are no restrictions on the overall
          Portfolio or on individual
          securities. The Portfolio may invest
          up to 20% of its net assets in equity
          securities.
--------------------------------------------------------------------

--------------------------------------------------------------------
 STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
 TYPE                                                 ADVISOR/
                                                    SUB-ADVISOR
--------------------------------------------------------------------
 LARGE    AST Marsico Capital Growth Portfolio:   Marsico Capital
  CAP     seeks capital growth. Income            Management, LLC
 GROWTH   realization is not an investment
          objective and any income realized on
          the Portfolio's investments,
          therefore, will be incidental to the
          Portfolio's objective. The Portfolio
          will pursue its objective by
          investing primarily in common stocks
          of larger, more established
          companies. In selecting investments
          for the Portfolio, the Sub-advisor
          uses an approach that combines "top
          down" economic analysis with "bottom
          up" stock selection. The "top down"
          approach identifies sectors,
          industries and companies that may
          benefit from the trends the
          Sub-advisor has observed. The
          Sub-advisor then looks for individual
          companies with earnings growth
          potential that may not be recognized
          by the market at large, utilizing a
          "bottom up" stock selection process.
          The Portfolio will normally hold a
          core position of between 35 and 50
          common stocks. The Portfolio may hold
          a limited number of additional common
          stocks at times when the Portfolio
          manager is accumulating new
          positions, phasing out existing or
          responding to exceptional market
          conditions.
--------------------------------------------------------------------
 INTER-   AST MFS Global Equity Portfolio:         Massachusetts
NATIONAL  seeks capital growth. Under normal     Financial Services
 EQUITY   circumstances the Portfolio invests         Company
          at least 80% of its assets in equity
          securities of U.S. and foreign
          issuers (including issuers in
          developing countries). While the
          portfolio may invest its assets in
          companies of any size, the Portfolio
          generally focuses on companies with
          large capitalizations.
--------------------------------------------------------------------
 LARGE    AST MFS Growth Portfolio: seeks          Massachusetts
  CAP     long-term capital growth and future    Financial Services
 GROWTH   income. Under normal market                 Company
          conditions, the Portfolio invests at
          least 80% of its total assets in
          common stocks and related securities,
          such as preferred stocks, convertible
          securities and depositary receipts,
          of companies. The Sub-advisor focuses
          on investing the Portfolio's assets
          in the stock of companies it believes
          to have above average earnings growth
          potential compared to other companies
          (growth companies). The Portfolio may
          invest up to 35% of its net assets in
          foreign securities.
--------------------------------------------------------------------
MID CAP   AST Mid Cap Value Portfolio: seeks to       EARNEST
 VALUE    provide capital growth by investing       Partners LLC/
          primarily in mid-capitalization          WEDGE Capital
          stocks that appear to be undervalued.   Management, LLP
          The Portfolio has a non-fundamental
          policy to invest, under normal
          circumstances, at least 80% of the
          value of its net assets in
          mid-capitalization companies.
--------------------------------------------------------------------
MID CAP   AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
 GROWTH   Portfolio: seeks capital growth.        Management Inc.
          Under normal market conditions, the
          Portfolio primarily invests at least
          80% of its net assets in the common
          stocks of mid-cap companies. The
          Sub-adviser looks for fast-growing
          companies that are in new or rapidly
          evolving industries.
--------------------------------------------------------------------
MID CAP   AST Neuberger Berman Mid-Cap Value      Neuberger Berman
 VALUE    Portfolio: seeks capital growth.        Management Inc.
          Under normal market conditions, the
          Portfolio primarily invests at least
          80% of its net assets in the common
          stocks of mid-cap companies. For
          purposes of the Portfolio, companies
          with equity market capitalizations
          that fall within the range of the
          Russell Midcap(R) Index at the time
          of investment are considered mid-cap
          companies. Some of the Portfolio's
          assets may be invested in the
          securities of large-cap companies as
          well as in small-cap companies. Under
          the Portfolio's value-oriented
          investment approach, the Sub-advisor
          looks for well-managed companies
          whose stock prices are undervalued
          and that may rise in price before
          other investors realize their worth.
--------------------------------------------------------------------
 FIXED    AST PIMCO Limited Maturity Bond        Pacific Investment
 INCOME   Portfolio: seeks to maximize total         Management
          return consistent with preservation       Company LLC
          of capital and prudent investment           (PIMCO)
          management. The Portfolio will invest
          in a diversified portfolio of
          fixed-income investment instruments
          of varying maturities. The average
          portfolio duration of the Portfolio
          generally will vary within a one- to
          three-year time frame based on the
          Sub-advisor's forecast for interest
          rates.
--------------------------------------------------------------------
 ASSET    AST Preservation Asset Allocation        AST Investment
 ALLOCA-  Portfolio: seeks the highest            Services, Inc./
 TION/    potential total return consistent          Prudential
BALANCED  with its specified level of risk        Investments LLC
          tolerance. The Portfolio will invest
          its assets in several other Advanced
          Series Trust Portfolios. Under normal
          market conditions, the Portfolio will
          devote between 27.5% to 42.5% of its
          net assets to underlying portfolios
          investing primarily in equity
          securities, and 57.5% to 72.5% of its
          net assets to underlying portfolios
          investing primarily in debt
          securities and money market
          instruments.
--------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

----------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
----------------------------------------------------------------------
  SMALL    AST Small-Cap Value Portfolio: seeks       ClearBridge
   CAP     to provide long-term capital growth      Advisors, LLC;
  VALUE    by investing primarily in                 Dreman Value
           small-capitalization stocks that         Management LLC;
           appear to be undervalued. The              J.P. Morgan
           Portfolio will have a non-fundamental      Investment
           policy to invest, under normal          Management, Inc.;
           circumstances, at least 80% of the         Lee Munder
           value of its net assets in small        Investments, Ltd
           capitalization stocks. The Portfolio
           will focus on common stocks that
           appear to be undervalued.
----------------------------------------------------------------------
  ASSET    AST T. Rowe Price Asset Allocation        T. Rowe Price
 ALLOCA-   Portfolio: seeks a high level of        Associates, Inc.
  TION/    total return by investing primarily
BALANCED   in a diversified portfolio of fixed
           income and equity securities. The
           Portfolio normally invests
           approximately 60% of its total assets
           in equity securities and 40% in fixed
           income securities. This mix may vary
           depending on the sub-advisor's
           outlook for the markets. The
           Sub-advisor concentrates common stock
           investments in larger, more
           established companies, but the
           Portfolio may include small and
           medium-sized companies with good
           growth prospects. The fixed income
           portion of the Portfolio will be
           allocated among investment grade
           securities, high yield or "junk"
           bonds, emerging market securities,
           foreign high quality debt securities
           and cash reserves.
----------------------------------------------------------------------
  FIXED    AST T. Rowe Price Global Bond             T. Rowe Price
 INCOME    Portfolio: seeks to provide high       International, Inc.
           current income and capital growth by
           investing in high-quality foreign and
           U.S. dollar-denominated bonds. The
           Portfolio will invest at least 80% of
           its total assets in fixed income
           securities, including high quality
           bonds issued or guaranteed by U.S. or
           foreign governments or their agencies
           and by foreign authorities, provinces
           and municipalities as well as
           investment grade corporate bonds and
           mortgage and asset-backed securities
           of U.S. and foreign issuers. The
           Portfolio generally invests in
           countries where the combination of
           fixed-income returns and currency
           exchange rates appears attractive,
           or, if the currency trend is
           unfavorable, where the Sub-advisor
           believes that the currency risk can
           be minimized through hedging. The
           Portfolio may also invest up to 20%
           of its assets in the aggregate in
           below investment-grade, high-risk
           bonds ("junk bonds"). In addition,
           the Portfolio may invest up to 30% of
           its assets in mortgage-related
           (including derivatives, such as
           collateralized mortgage obligations
           and stripped mortgage securities) and
           asset-backed securities.
----------------------------------------------------------------------
SPECIALTY  AST T. Rowe Price Natural Resources       T. Rowe Price
           Portfolio: seeks long-term capital      Associates, Inc.
           growth primarily through the common
           stocks of companies that own or
           develop natural resources (such as
           energy products, precious metals and
           forest products) and other basic
           commodities. The Portfolio normally
           invests primarily (at least 80% of
           its total assets) in the common
           stocks of natural resource companies.
           The Portfolio looks for companies
           that have the ability to expand
           production, to maintain superior
           exploration programs and production
           facilities, and the potential to
           accumulate new resources. At least
           50% of Portfolio assets will be
           invested in U.S. securities, up to
           50% of total assets also may be
           invested in foreign securities.
----------------------------------------------------------------------
             GARTMORE VARIABLE INSURANCE TRUST
----------------------------------------------------------------------
  INTER-   GVIT Developing Markets: seeks           NWD Management
NATIONAL   long-term capital appreciation, under   & Research Trust/
 EQUITY    normal conditions by investing at        Gartmore Global
           least 80% of its total assets in            Partners
           stocks of companies of any size based
           in the world's developing economies.
           Under normal market conditions,
           investments are maintained in at
           least six countries at all times and
           no more than 35% of total assets in
           any single one of them.
----------------------------------------------------------------------

    --------------------------------------------------------------
    STYLE/     INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
    TYPE                                              ADVISOR/
                                                    SUB-ADVISOR
    --------------------------------------------------------------
                     JANUS ASPEN SERIES
    --------------------------------------------------------------
    LARGE   Janus Aspen Series: Large Cap Growth   Janus Capital
     CAP    Portfolio - Service Shares: seeks      Management LLC
    GROWTH  long-term growth of capital in a
            manner consistent with the
            preservation of capital. The
            Portfolio invests at least 80% of its
            net assets plus the amount of any
            borrowings for investment purposes in
            common stocks of large-sized
            companies. Large-sized companies are
            those whose market capitalizations
            fall within the range of companies in
            the Russell 1000 Index at the time of
            purchase.
    --------------------------------------------------------------

INTEREST-RATE OPTIONS

We offer two interest-rate options: a one-year fixed-rate option, and a market value adjustment option. We set a one year guaranteed annual interest rate for the one-year fixed-rate option. For the market value adjustment option, we set a seven-year guaranteed interest rate. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. An interest cell with a new interest rate period is established every time you allocate or transfer money into a interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate set will not be less than the minimum interest rate dictated by state law. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

At the maturity of an interest cell for a fixed-rate or market value adjustment option, you may elect to transfer the amount in the cell to any other investment option available on that date. If you do not make a transfer election during the 30-day period following the interest cell's maturity date, then we will transfer the amount in the cell to a new interest cell with the same time to maturity as the old cell.

Payments that you apply to the interest-rate option become part of Pruco Life of New Jersey's general assets. Payments that you apply to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of the interest-rate option guarantees is based on the overall financial strength of Pruco Life of New Jersey. If Pruco Life of New Jersey suffered a material financial set back, the ability of Pruco Life of New Jersey to meet its financial obligations could be affected.

Market Value Adjustment

If you transfer or withdraw assets from the market value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down, will never be greater than 40%. The amount of the market value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Current interest rates that are in effect on the date of the withdrawal or transfer.

The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market value adjustment is calculated in Section 9, under "Market Value Adjustment Formula."

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contact Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above.

TRANSFERS AMONG OPTIONS

Subject to certain restrictions you can transfer money among the variable investment options and the interest-rate options. Your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00

p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

YOU GENERALLY CAN MAKE TRANSFERS OUT OF THE ONE-YEAR FIXED-RATE OPTION ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. ANY AMOUNT TRANSFERRED FROM A MARKET VALUE ADJUSTMENT OPTION IS SUBJECT TO A MARKET VALUE ADJUSTMENT, UNLESS THE TRANSFER IS MADE DURING THE 30-DAY PERIOD FOLLOWING THE MATURITY OF THE INTEREST CELL.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of an interest cell count against the 12 free transfers. (As noted in the fee table, we have different transfer rules under the Beneficiary Continuation Option).

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing,"

(ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The Portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus the contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

. A Portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that Portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each Portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.

. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING FEATURE

The dollar cost averaging (DCA) feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed-rate option and into any other variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By investing amounts on a regular basis, instead of investing the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. This dollar cost averaging feature is available only during the contract accumulation phase, and is offered without charge.

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. The interest-rate options and the DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary. Annuity payments must begin no later than the later of the contract anniversary next following the annuitant's 90th birthday or the tenth contract anniversary. Upon annuitization, any value in an interest cell of the market value adjustment option may be subject to a market value adjustment.

We make the income plans described below available at any time before the annuity date. These plans are called "annuity options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. However, if your contract is held as an IRA and an annuity option is not selected by the annuity date or prior to the maximum annuity age, a lump sum payment of the Contact Value will be made to you.

GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CAN NOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about Withdrawal Charges, see Section 6, "What Are The Expenses Associated With Strategic Partners Select Contract?"

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option.

Option 1

Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Option 3

Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if your contract is held in an IRA.

Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

Other Annuity Options

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

toward your annuity payments earns interest throughout the payout period. The guaranteed minimum rate is 3%. If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contact Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

4: WHAT IS THE DEATH BENEFIT?

THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY. PLEASE NOTE, THAT NO DEATH BENEFIT IS PAYABLE UPON THE DEATH OF THE OWNER OR JOINT OWNER. A DEATH BENEFIT IS ONLY PAYABLE UPON THE DEATH OF THE ANNUITANT OR CO-ANNUITANT (AS APPLICABLE).

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit upon the death of the annuitant or co-annuitant. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. We require due proof of death to be submitted promptly.

If the annuitant (older co-annuitant) is under age 80 on the contract date and prior to his or her 80/th/ birthday, the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of the following (as of the time we receive due proof of death):

. Current Contact Value (as of the time we receive appropriate proof of death). We impose no negative market value adjustment on Contact Value held within the market value adjustment option when a death benefit is paid.

. Guaranteed Minimum Death Benefit (GMDB) - This is the step-up value which equals the highest value of the contract on any contract anniversary date--that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current Contact Value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals.

On or after the annuitant's (or older co-annuitant's) 80/th/ birthday, if the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of: 1) the current Contact Value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional invested purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80/th/ birthday.

If the annuitant (older co-annuitant) is age 80 or older on the contract date, upon the annuitant's (last surviving annuitant's) death, the beneficiary will receive, as of the date that due proof of death is received, the greater of:

1) current Contact Value as of the date due proof of death is received; or 2) the total invested purchase payments reduced proportionally by withdrawals.

Here is an example of a proportional reduction:

The current Contact Value is $100,000 and step-up value is $80,000. The owner makes a withdrawal that reduces the Contact Value by 50% (including the effect of any withdrawal charges). The new step-up value is $40,000, or 50% of what it was before the withdrawal.

This death benefit is payable only in the event of the death of the sole or last surviving annuitant and will not be paid upon the death of an owner who is not the annuitant.

DEATH OF OWNER OR JOINT OWNER

If the owner and the annuitant are not the same person and the owner dies during the accumulation phase, the subsequent owner generally receives the cash value subject to tax requirements concerning distributions.

If the contract has an owner and joint owner who are spouses at the time of the owner's or joint owner's death during the accumulation phase, the contract will continue and the surviving spouse will become the sole owner of the contract, entitled to any rights and privileges granted by us under the contract. However, the surviving spouse may, within 60 days of providing due proof of death take the cash value under one of the payout options listed below.

If the contract has an owner and joint owner who are not spouses at the time of the owner's or joint owner's death during the accumulation phase, the surviving owner will be required to take the cash value under one of the payout options listed below.

Payout Options The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary.

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as follows:

Alternative Death Benefit Payment Options - Contracts owned by Individuals

 (not associated with Tax-Favored Plans)

Except in the case of spousal continuance, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity start date, the death benefit must be distributed:

. within five (5) years after the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death of the beneficiary:

4: WHAT IS THE DEATH BENEFIT? continued

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether the you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, or 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if the beneficiary had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.

. The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No fixed interest rate options will be offered.

. No additional Purchase Payments can be applied to the contract.

. The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the Contract Value at any time without any applicable withdrawal charge, unless the beneficiary is required to take pre-determined withdrawal amounts.

. Upon the death of the beneficiary, if the successor does not take a lump sum, the successor may take any remaining benefit over the life expectancy of the beneficiary.

Currently only Investment Options corresponding to Portfolios of the Advanced Series Trust, and The Prudential Money Market Portfolio, are available under the Beneficiary Continuation Option.

In addition to the materials referenced above, the Beneficiary will be provided with a prospectus and a settlement agreement describing the Beneficiary Continuation Option. We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the Beneficiary Continuation Option.

For more information see Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT?

PURCHASE PAYMENTS

The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

For qualified contracts, you may purchase the contract only if the annuitant is 69 or younger on the contract date (age 80 or younger if a minimum distribution option has been selected). For non-qualified contracts, you may purchase this contract only if the annuitant, or co-annuitant is 85 or younger on the contract date.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise.

You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day.

With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT? continued

At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. A variable accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

3) Dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your Contact Value will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3% a year on that portion of the Contact Value allocated to the fixed-rate option and to the market value adjustment option if held for the full seven-year period.

6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

CONTRACT?

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE

THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

INSURANCE AND ADMINISTRATIVE CHARGES

Each day we make a deduction for insurance and administrative charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) Mortality and Expense Risk Charge The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contact Value. The expense risk charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract.

The mortality and expense risk charge is equal, on an annual basis, to 1.37% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) Administrative Expense Charge This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

ANNUAL CONTRACT FEE

During the accumulation phase, if your Contact Value is less than $50,000, we will deduct $30 per contract year. This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your Contact Value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied proportionately to all of the variable investment options as well as the interest-rate options. This charge is based on your contract date.

The withdrawal charge is the percentage, shown below, of the amount withdrawn.

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                PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES
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During contract year 1                                   7%
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During contract year 2                                   6%
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During contract year 3                                   5%
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During contract year 4                                   4%
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During contract year 5                                   3%
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During contract year 6                                   2%
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During contract year 7                                   1%
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After that                                               0%
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Note: There is no withdrawal charge on any amount used to provide income under the Life Annuity with 120 Payments (10 years) Certain Option or the annuity payments for a fixed period option with a period of five years or more. There will be a reduction in the withdrawal charge for contracts issued to annuitants whose age is 84 and older.

If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

Withdrawal charges will never be greater than permitted by applicable law.

6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT

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TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. New York does not currently charge premium taxes on annuities. It is our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the Beneficiary Continuation Option.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary takes the death benefit under a beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

UNDERLYING MUTUAL FUND FEES

When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

7: HOW CAN I ACCESS MY MONEY?

You can access your money by:

. Making a withdrawal (either partial or complete); or

. Choosing to receive annuity payments during the income phase.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market value adjustment, if any, from the assets in your contract.

INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

You can make withdrawals from any designated investment option or proportionally from all investment options. Market value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make generally is $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8.

SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers from the variable investment options for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the interest-rate options promptly upon request.

8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

SELECT CONTRACT?

The tax considerations associated with the Strategic Partners Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT

PLANS)

Taxes Payable by You

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

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Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under a systematic payment are taxed under these rules.

If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances you transfer the contract incident to divorce.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

Tax Penalty on Withdrawals and Annuity Payments Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or

. The amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Special Rules in Relation to Tax-Free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

Taxes Payable by Beneficiaries

The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.

Tax consequences to the beneficiary vary among the death benefit payment options.

. Choice 1: The beneficiary is taxed on earnings in the contract.

. Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).

. Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

Considerations for Co-Annuitants

There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitant if you expect to use an Annuity in such a fashion.

Reporting and Withholding on Distributions Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

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Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.

Annuity Qualification

Diversification and Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code.

Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS). Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity start date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If you die before the annuity start date, the entire interest in the contract must be distributed within five years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

Changes in the Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

Additional Information

You should refer to the Statement of Additional Information if:

. Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

. You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

Types of Tax Favored Plans

IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2006, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract, other than to Pruco Life of New Jersey;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1/st/ of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution provisions under the tax law".

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% "early distribution penalty";

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a minimum distribution.

ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements:

(1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and

8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

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. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.

Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return, and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your financial professional prior to purchase to confirm whether such rollovers are being accepted.

Required Minimum Distributions and Payment Options If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contact Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contact Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.

Required Distributions Upon Your Death for Qualified Contracts Held by Tax Favored Plans

Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st /of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Penalty for Early Withdrawals

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

Withholding

Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA Requirements

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

 SELECT CONTRACT? continued

Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 9.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

Additional Information

For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

9: OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Pruco Life Insurance Company of New Jersey (Pruco Life of New Jersey) is a stock life insurance company, organized on September 17, 1982 under the laws of the State of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York.

Pruco Life of New Jersey is an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life of New Jersey's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life of New Jersey and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life of New Jersey may owe under the contract.

Pruco Life of New Jersey publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life of New Jersey that is annually audited by independent accountants. Pruco Life of New Jersey's annual report for the year ended December 31, 2005, together with subsequent periodic reports that Pruco Life of New Jersey files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life of New Jersey annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life of New Jersey is 811-07975. You may read and copy any filings made by Pruco Life of New Jersey with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling

(202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life of New Jersey Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under New Jersey law on May 20, 1996, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life of New Jersey and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life of New Jersey, including its audited financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the

contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contact Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life of New Jersey and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. A list of firms that PIMS paid pursuant to such arrangements is provided in the Statement of Additional Information which is available upon request.

To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total purchase payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

LITIGATION

Pruco Life of New Jersey is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life of New Jersey and that are typical of the businesses in which Pruco Life of New Jersey operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life of New Jersey may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

Pruco Life of New Jersey's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flows of Pruco Life of New Jersey in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flows for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life of New Jersey's financial position.

ASSIGNMENT

In general, you can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

9: OTHER INFORMATION continued

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life of New Jersey, the co-issuer of the Strategic Partners Select contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Principal Underwriter

. Payments Made to Promote Sale of Our Products

. Allocation of Initial Purchase Payment

. Determination of Accumulation Unit Values

. Federal Tax Status

. Financial Statements

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

MARKET VALUE ADJUSTMENT FORMULA

The Adjustment Involves Three Amounts

The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life of New Jersey declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

Stated as a Formula, the Market Value is Equal to:

(M/12) X (R-C)

not to exceed +0.40 or be less than -0.40; where,

M  = the number of whole months (not to be less than one) remaining in the interest-rate period.

R  = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to
      0.062.

C  = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life of New
      Jersey declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n+1) year rate + (365 - m)/365 x n year rate, where "n"
      equals years and "m" equals days remaining in year "n" of the existing interest rate period.

The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.

Step by Step

The steps below explain how a market value adjustment is calculated.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:

Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 2000, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 2002, all of which was allocated to the MVA option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2005 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2009 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

On February 1, 2005, the interest rates declared by Pruco Life of New Jersey for the duration's 4 and 5 years (4 whole years remaining until September 30, 2009, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE PAYMENT FREE ---- ------- ---- 12/1/00 $10,000 $1,000 12/1/01 $2,000 10/1/02 $ 5,000 $2,500 12/1/02 $4,000 12/1/03 $5,500 12/1/04 $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

$8,500.00 requested withdrawal amount -$7,000.00 charge-free ------------------------------------- ------------------------------------- additional amount needed to complete $1,500.00 withdrawal

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00/(1 - .03) = $1,500.00/0.97 = $1,546.39 grossed-up amount

9: OTHER INFORMATION continued

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

$1,546.39 grossed-up amount X .03 withdrawal charge rate ------------------------------------- ------------------------------------- $46.39 withdrawal charge

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

-0.13750 X $5,985.23 =
-822.97                                negative MVA
$5,985.23                              unadjusted value
-------------------------------------  -------------------------------------
$5,162.26                              adjusted value
$12,000.00                             equity value
-------------------------------------  -------------------------------------
$17,162.26                             adjusted contract fund

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.

Equity
($12,000/$17,162.26) X $8,546.39 =            $5,975.71
--------------------------------------------- -------------------------------------
7-Yr MVA ($5,162.26/$17,162.26) X $8,546.39 = $2,570.68
                                              -------------------------------------
                                              $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2009 or a subsequent withdrawal. That amount is $3,004.73.

APPENDIX A - ACCUMULATION UNIT VALUES

Following are the historical unit values for each of the portfolios offered as investment options.

(BASIC DEATH BENEFIT 1.52)

-------------------------------------------------------------------------------------------------------
                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    1/7/2002* to 12/31/2002                           $0.87868         $0.59107          351,723
    1/1/2003 to 12/31/2003                            $0.59107         $0.75840          507,186
    1/1/2004 to 12/31/2004                            $0.75840         $0.81908          509,175
    1/1/2005 to 12/31/2005                            $0.81908         $0.92424          461,212
    1/1/2006 to 12/31/2006                            $0.92424         $0.92675          483,747
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    2/4/2002* to 12/31/2002                           $0.97749         $0.78083          120,821
    1/1/2003 to 12/31/2003                            $0.78083         $1.01258          146,803
    1/1/2004 to 12/31/2004                            $1.01258         $1.09644          165,489
    1/1/2005 to 12/31/2005                            $1.09644         $1.20402          233,761
    1/1/2006 to 12/31/2006                            $1.20402         $1.33503          227,403
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    1/7/2002* to 12/31/2002                           $0.85113         $0.61886          211,852
    1/1/2003 to 12/31/2003                            $0.61886         $0.81734          237,646
    1/1/2004 to 12/31/2004                            $0.81734         $0.88230          266,255
    1/1/2005 to 12/31/2005                            $0.88230         $1.00873          277,142
    1/1/2006 to 12/31/2006                            $1.00873         $1.18888          250,219
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    1/7/2002* to 12/31/2002                           $1.01184         $1.01170          292,999
    1/1/2003 to 12/31/2003                            $1.01170         $1.00488          110,158
    1/1/2004 to 12/31/2004                            $1.00488         $1.00006          100,818
    1/1/2005 to 12/31/2005                            $1.00006         $1.01374           89,120
    1/1/2006 to 12/31/2006                            $1.01374         $1.04628          141,426
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    1/7/2002* to 12/31/2002                           $0.91739         $0.69297          370,035
    1/1/2003 to 12/31/2003                            $0.69297         $0.87500          549,623
    1/1/2004 to 12/31/2004                            $0.87500         $0.95207          550,100
    1/1/2005 to 12/31/2005                            $0.95207         $0.98036          514,189
    1/1/2006 to 12/31/2006                            $0.98036         $1.11593          486,401
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    2/4/2002* to 12/31/2002                           $0.97745         $0.79269          231,534
    1/1/2003 to 12/31/2003                            $0.79269         $0.99996          253,028
    1/1/2004 to 12/31/2004                            $0.99996         $1.14569          315,951
    1/1/2005 to 12/31/2005                            $1.14569         $1.31672          317,482
    1/1/2006 to 12/31/2006                            $1.31672         $1.55569          308,002
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    1/7/2002* to 12/31/2002                           $0.87588         $0.66733           29,311
    1/1/2003 to 12/31/2003                            $0.66733         $0.87279           29,310
    1/1/2004 to 12/31/2004                            $0.87279         $0.98656           99,771
    1/1/2005 to 12/31/2005                            $0.98656         $1.07382          155,697
    1/1/2006 to 12/31/2006                            $1.07382         $1.20877          106,780
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    1/7/2002* to 12/31/2002                           $0.87951         $0.68075           39,997
    1/1/2003 to 12/31/2003                            $0.68075         $0.84830          112,867
    1/1/2004 to 12/31/2004                            $0.84830         $0.93474          105,634
    1/1/2005 to 4/29/2005                             $0.93474         $0.86275                0

---------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    1/7/2002* to 12/31/2002                       $0.85687         $0.70189            42,481
    1/1/2003 to 12/31/2003                        $0.70189         $0.85528            87,786
    1/1/2004 to 12/31/2004                        $0.85528         $0.91648            69,724
    1/1/2005 to 12/31/2005                        $0.91648         $0.94460            68,126
    1/1/2006 to 12/31/2006                        $0.94460         $1.07992            64,384
---------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    1/7/2002* to 12/31/2002                       $0.88501         $0.59753           105,508
    1/1/2003 to 12/31/2003                        $0.59753         $0.72895           193,138
    1/1/2004 to 12/31/2004                        $0.72895         $0.76178           226,780
    1/1/2005 to 12/31/2005                        $0.76178         $0.87412           205,706
    1/1/2006 to 12/31/2006                        $0.87412         $0.91205           208,115
---------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    1/7/2002* to 12/31/2002                       $0.95377         $0.82546           190,870
    1/1/2003 to 12/31/2003                        $0.82546         $0.99909         1,261,977
    1/1/2004 to 12/31/2004                        $0.99909         $1.09336         2,402,176
    1/1/2005 to 12/31/2005                        $1.09336         $1.15893         2,567,991
    1/1/2006 to 12/31/2006                        $1.15893         $1.26364         2,180,762
---------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    1/7/2002* to 12/31/2002                       $0.98860         $0.91217           560,196
    1/1/2003 to 12/31/2003                        $0.91217         $1.04674           805,336
    1/1/2004 to 12/31/2004                        $1.04674         $1.12280         1,039,120
    1/1/2005 to 12/31/2005                        $1.12280         $1.17125         1,205,047
    1/1/2006 to 12/31/2006                        $1.17125         $1.25366         1,020,552
---------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    1/7/2002* to 12/31/2002                       $0.92223         $0.76351           355,707
    1/1/2003 to 12/31/2003                        $0.76351         $0.93719           558,220
    1/1/2004 to 12/31/2004                        $0.97319         $1.07865           785,002
    1/1/2005 to 12/31/2005                        $1.07865         $1.16363           776,002
    1/1/2006 to 12/31/2006                        $1.16363         $1.31853           716,442
---------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    1/7/2002* to 12/31/2002                       $1.00968         $0.84509           282,405
    1/1/2003 to 12/31/2003                        $0.84509         $1.10812           331,507
    1/1/2004 to 12/31/2004                        $1.10812         $1.31729           390,195
    1/1/2005 to 12/31/2005                        $1.31729         $1.35751           395,154
    1/1/2006 to 12/31/2006                        $1.35751         $1.53244           386,631
---------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    1/7/2002* to 12/31/2002                       $0.91535         $0.74090           341,199
    1/1/2003 to 12/31/2003                        $0.74090         $0.93617           464,355
    1/1/2004 to 12/31/2004                        $0.93617         $1.04247           920,389
    1/1/2005 to 12/31/2005                        $1.04247         $1.12183         1,051,556
    1/1/2006 to 12/31/2006                        $1.12183         $1.24749         1,114,757
---------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    1/7/2002* to 12/31/2002                       $0.93269         $0.76054           186,634
    1/1/2003 to 12/31/2003                        $0.76054         $0.94961           242,010
    1/1/2004 to 12/31/2004                        $0.94961         $1.10143           259,187
    1/1/2005 to 12/31/2005                        $1.10143         $1.15700           235,213
    1/1/2006 to 12/31/2006                        $1.15700         $1.35030           224,813

-----------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
                                                     Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
SP International Value Portfolio
  (formerly, SP LSV International Value Portfolio)
    1/7/2002* to 12/31/2002                               $0.84991         $0.69085            79,223
    1/1/2003 to 12/31/2003                                $0.69085         $0.86667           140,560
    1/1/2004 to 12/31/2004                                $0.86667         $0.98855           140,852
    1/1/2005 to 12/31/2005                                $0.98855         $1.10787           139,711
    1/1/2006 to 12/31/2006                                $1.10787         $1.40888           138,932
-----------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    1/7/2002* to 12/31/2002                               $0.82477         $0.56912            28,083
    1/1/2003 to 12/31/2003                                $0.56912         $0.71086            67,272
    1/1/2004 to 12/31/2004                                $0.71086         $0.78700            74,375
    1/1/2005 to 4/29/2005                                 $0.78700         $0.73515                 0
-----------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    1/7/2002* to 12/31/2002                               $0.81135         $0.43076            87,322
    1/1/2003 to 12/31/2003                                $0.43076         $0.59441           148,454
    1/1/2004 to 12/31/2004                                $0.59441         $0.69992           171,204
    1/1/2005 to 12/31/2005                                $0.69992         $0.72567           245,454
    1/1/2006 to 12/31/2006                                $0.72567         $0.70088           232,618
-----------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    1/7/2002* to 12/31/2002                               $1.02021         $0.99971           312,153
    1/1/2003 to 12/31/2003                                $0.99971         $1.20555           479,168
    1/1/2004 to 12/31/2004                                $1.20555         $1.29831           610,078
    1/1/2005 to 12/31/2005                                $1.29831         $1.33076           642,170
    1/1/2006 to 12/31/2006                                $1.33076         $1.43529           590,629
-----------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    1/7/2002* to 12/31/2002                               $1.04393         $1.12110         1,106,672
    1/1/2003 to 12/31/2003                                $1.12110         $1.16879         1,317,769
    1/1/2004 to 12/31/2004                                $1.16879         $1.21208         1,576,210
    1/1/2005 to 12/31/2005                                $1.21208         $1.22256         1,676,776
    1/1/2006 to 12/31/2006                                $1.22256         $1.24864         1,524,621
-----------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    1/7/2002* to 12/31/2002                               $0.87575         $0.58438           131,556
    1/1/2003 to 12/31/2003                                $0.58438         $0.81789           170,581
    1/1/2004 to 12/31/2004                                $0.81789         $0.97791           205,166
    1/1/2005 to 12/31/2005                                $0.97791         $1.13458           230,916
    1/1/2006 to 12/31/2006                                $1.13458         $1.22470           242,050
-----------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    1/7/2002* to 12/31/2002                               $0.93648         $0.63614            79,868
    1/1/2003 to 12/31/2003                                $0.63614         $0.84421            87,678
    1/1/2004 to 12/31/2004                                $0.84421         $0.82386           126,232
    1/1/2005 to 12/31/2005                                $0.82386         $0.83175           149,576
    1/1/2006 to 12/31/2006                                $0.83175         $0.92074           144,714
-----------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    1/7/2002* to 12/31/2002                               $0.86130         $0.63048            34,616
    1/1/2003 to 12/31/2003                                $0.63048         $0.78159            32,861
    1/1/2004 to 12/31/2004                                $0.78159         $0.85155            46,122
    1/1/2005 to 12/31/2005                                $0.85155         $0.96594            48,124
    1/1/2006 to 12/31/2006                                $0.96594         $0.94518            50,552
-----------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    1/7/2002* to 12/31/2002                               $0.85333         $0.46943            11,136
    1/1/2003 to 12/31/2003                                $0.46943         $0.65839            10,776
    1/1/2004 to 12/31/2004                                $0.65839         $0.64848             2,405
    1/1/2005 to 4/29/2005                                 $0.64848         $0.57902                 0

-----------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
                                                     Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
  (formerly, SP William Blair International Growth
   Portfolio)
    1/7/2002* to 12/31/2002                                $0.75949         $0.57004         125,554
    1/1/2003 to 12/31/2003                                 $0.57004         $0.78386         122,744
    1/1/2004 to 12/31/2004                                 $0.78386         $0.89987         114,966
    1/1/2005 to 12/31/2005                                 $0.89987         $1.03159         146,041
    1/1/2006 to 12/31/2006                                 $1.03159         $1.23000         152,938
-----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                               $9.99876        $10.67264             499
-----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99876         $9.99839               0
    1/1/2006 to 12/31/2006                                 $9.99839        $11.39397          11,797
-----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                              $10.09328        $11.72320               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                              $10.07960        $10.32239               0
    1/1/2006 to 12/31/2006                                $10.32239        $12.33889               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                              $10.05471        $10.27703               0
    1/1/2006 to 12/31/2006                                $10.27703        $11.87195               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                              $10.04999        $11.33524               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                              $10.04978        $10.41185               0
    1/1/2006 to 12/31/2006                                $10.41185        $11.54864               0
-----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.06648        $10.34429               0
    1/1/2006 to 12/31/2006                                $10.34429        $11.90759               0
-----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
(formerly, AST American Century Strategic Balanced
Portfolio)
    3/14/2005* to 12/31/2005                              $10.04193        $10.32717               0
    1/1/2006 to 12/31/2006                                $10.32717        $11.15653               0
-----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99876        $10.01837               0
    1/1/2006 to 12/31/2006                                $10.01837        $11.02977          11,112
-----------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99876        $10.00838               0
    1/1/2006 to 12/31/2006                                $10.00838        $11.20697           3,104
-----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                              $10.14700        $12.03005               0
    1/1/2006 to 12/31/2006                                $12.03005        $16.20379             924
-----------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99876        $10.02837               0
    1/1/2006 to 12/31/2006                                $10.02837        $10.92155             978
-----------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.08482        $10.72639             729
    1/1/2006 to 12/31/2006                                $10.72639        $12.86194             729
-----------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                              $10.01123        $10.32274             671
    1/1/2006 to 12/31/2006                                $10.32274        $10.95733             671
-----------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.04560        $10.02801               0
    1/1/2006 to 12/31/2006                                $10.02801        $11.84933               0

-------------------------------------------------------------------------------------------------------------
                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
                                                       Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.97021          2,047
    1/1/2006 to 12/31/2006                                  $10.97021        $12.20163          2,130
-------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.49471          1,574
-------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.59360            505
-------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                                $10.01532        $10.63449              0
    1/1/2006 to 12/31/2006                                  $10.63449        $11.64264              0
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03292        $10.77054              0
    1/1/2006 to 12/31/2006                                  $10.77054        $11.66959              0
-------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                 $9.97671         $9.86884              0
    1/1/2006 to 12/31/2006                                   $9.86884        $10.72766              0
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.58989          1,418
    1/1/2006 to 12/31/2006                                  $10.58989        $11.08650          2,007
-------------------------------------------------------------------------------------------------------------
AST JP Morgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.91379        $10.66436              0
    1/1/2006 to 12/31/2006                                  $10.66436        $12.89969            424
-------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.07717        $10.56795          2,644
    1/1/2006 to 12/31/2006                                  $10.56795        $12.33176          3,171
-------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876         $9.96022          1,067
    1/1/2006 to 12/31/2006                                   $9.96022        $10.77302            967
-------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.12615        $10.91463          3,439
    1/1/2006 to 12/31/2006                                  $10.91463        $11.52967          3,439
-------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.96616        $10.48868            432
    1/1/2006 to 12/31/2006                                  $10.48868        $12.84291            432
-------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03683        $10.77072              0
    1/1/2006 to 12/31/2006                                  $10.77072        $11.63510            359
-------------------------------------------------------------------------------------------------------------
AST Mid Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.06493        $10.36375              0
    1/1/2006 to 12/31/2006                                  $10.36375        $11.66305             86
-------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.05566        $11.34792            131
    1/1/2006 to 12/31/2006                                  $11.34792        $12.74973            135
-------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.02187        $10.89648          2,062
    1/1/2006 to 12/31/2006                                  $10.89648        $11.88780          2,487
-------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.06754              0
    1/1/2006 to 12/31/2006                                  $10.06754        $10.29612              0
-------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.03837              0
    1/1/2006 to 12/31/2006                                  $10.03837        $10.67559              0
-------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.04857        $10.65807              0
    1/1/2006 to 12/31/2006                                  $10.65807        $12.60337            113

-----------------------------------------------------------------------------------------------------
                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                        $10.02858        $10.36634               0
    1/1/2006 to 12/31/2006                          $10.36634        $11.48721               0
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.94930         $9.45939               0
    1/1/2006 to 12/31/2006                           $9.45939         $9.90259               0
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                        $10.00276        $11.75113           8,725
    1/1/2006 to 12/31/2006                          $11.75113        $13.41190          10,618
-----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                         $9.88093        $12.07433               0
    1/1/2006 to 12/31/2006                          $12.07433        $16.00639           1,210
-----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    1/7/2002* to 12/31/2002                          $0.79756         $0.56521          44,823
    1/1/2003 to 12/31/2003                           $0.56521         $0.73210          77,593
    1/1/2004 to 12/31/2004                           $0.73210         $0.75143          89,715
    1/1/2005 to 12/31/2005                           $0.75143         $0.76990          55,540
    1/1/2006 to 12/31/2006                           $0.76990         $0.84286          50,174

* As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners/SM/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contact Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike the Strategic Partners Annuity One 3/Plus 3 contract, Strategic Partners Advisor offers few optional benefits.

. Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contact Value, or a step-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

. Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON

Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

--------------------------------------------------------------------------------------------------------------------
                                                                                               Strategic
                                                                                                Partners
                                     Strategic                     Strategic                    Annuity
                                      Partners                     Partners                   One 3/Plus 3
                                      Advisor                       Select                     Non Bonus
--------------------------------------------------------------------------------------------------------------------
Minimum Investment           $10,000                      $10,000                      $10,000
--------------------------------------------------------------------------------------------------------------------
Maximum Issue Age            85 Qualified &               80 Qualified & 85            85 Qualified &
                             Non-Qualified                Non-Qualified                Non-Qualified
--------------------------------------------------------------------------------------------------------------------
Withdrawal Charge            None                         7 Years (7%, 6%, 5%, 4%,     7 Years (7%, 6%, 5%, 4%,
 Schedule                                                 3%, 2%, 1%)                  3%, 2%, 1%) Payment date
                                                          Contract date based          based
--------------------------------------------------------------------------------------------------------------------
Annual Charge-Free           Full liquidity               10% of gross purchase        10% of gross purchase
 Withdrawal /1/                                           payments per contract year,  payments made as of last
                                                          cumulative up to 7 years or  contract anniversary per
                                                          70% of gross purchase        contract year
                                                          payments
--------------------------------------------------------------------------------------------------------------------
Insurance and                1.40%                        1.52%                        1.40%
 Administration Charge
--------------------------------------------------------------------------------------------------------------------
Contract Maintenance         The lesser of $30 or 2% of   $30. Waived if contract      The lesser of $30 or 2% of
 Fee (assessed annually)     your contract value.         value is $50,000 or more     your contract value.
                             Waived if contract value is                               Waived if contract value is
                             $50,000 or more                                           $75,000 or more
--------------------------------------------------------------------------------------------------------------------
Contract Credit              No                           No                           No

--------------------------------------------------------------------------------------------------------------------
Fixed Rate Account           No                           Yes                          Yes
                                                          1-Year                       1-Year
--------------------------------------------------------------------------------------------------------------------
Market Value Adjustment      No                           Yes                          Yes
 Account (MVA)                                            7-Year                       1-10 Years
--------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost         No                           No                           Yes
 Averaging (DCA)
--------------------------------------------------------------------------------------------------------------------
Variable Investment          as indicated in prospectus   as indicated in prospectus   as indicated in prospectus
 Options Available
--------------------------------------------------------------------------------------------------------------------
Evergreen Funds              N/A                          N/A                          6-available in Strategic
                                                                                       Partners Plus 3 only
--------------------------------------------------------------------------------------------------------------------
Base Death Benefit:          The greater of:              Step-Up Withdrawals will     The greater of: purchase
                             purchase payment(s)          proportionately affect the   payment(s) minus
                             minus proportionate          Death Benefit                proportionate withdrawal(s)
                             withdrawal(s) or contract                                 or contract value
                             value
--------------------------------------------------------------------------------------------------------------------
Optional Death Benefit (for  Step-Up                      N/A                          Step-Up
 an additional cost) /3/
--------------------------------------------------------------------------------------------------------------------
Living Benefits (for an      Lifetime Five                N/A                          Lifetime Five
 additional cost) /4/                                                                  Spousal Lifetime Five
                                                                                       Guaranteed Minimum
                                                                                       Income Benefit (GMIB)
                                                                                       Income Appreciator Benefit
                                                                                       (IAB)

---------------------------------------------------------
                                     Strategic
                                      Partners
                                      Annuity
                                    One 3/Plus 3
                                       Bonus
---------------------------------------------------------
Minimum Investment           $10,000
---------------------------------------------------------
Maximum Issue Age            85 Qualified &
                             Non-Qualified
---------------------------------------------------------
Withdrawal Charge            7 Years (8%, 8%, 8%, 8%,
 Schedule                    7%, 6%, 5%) Payment date
                             based
---------------------------------------------------------
Annual Charge-Free           10% of gross purchase
 Withdrawal /1/              payments made as of last
                             contract anniversary per
                             contract year

---------------------------------------------------------
Insurance and                1.50%
 Administration Charge
---------------------------------------------------------
Contract Maintenance         The lesser of $30 or 2% of
 Fee (assessed annually)     your contract value.
                             Waived if contract value is
                             $75,000 or more
---------------------------------------------------------
Contract Credit              Yes
                             3% - all amounts ages
                             81 - 85
                             4% - under $250,000
                             5% - $250,000 - $999,999
                             6% - $1,000,000+
---------------------------------------------------------
Fixed Rate Account           Yes /2/
                             1-Year
---------------------------------------------------------
Market Value Adjustment      No
 Account (MVA)
---------------------------------------------------------
Enhanced Dollar Cost         Yes
 Averaging (DCA)
---------------------------------------------------------
Variable Investment          as indicated in prospectus
 Options Available
---------------------------------------------------------
Evergreen Funds              6-available in Strategic
                             Partners Plus 3 only
---------------------------------------------------------
Base Death Benefit:          The greater of: purchase
                             payment(s) minus
                             proportionate withdrawal(s)
                             or contract value

---------------------------------------------------------
Optional Death Benefit (for  Step-Up
 an additional cost) /3/
---------------------------------------------------------
Living Benefits (for an      Lifetime Five
 additional cost) /4/        Spousal Lifetime Five
                             Guaranteed Minimum
                             Income Benefit (GMIB)
                             Income Appreciator Benefit
                             (IAB)

1 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty. 2 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

3 For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.

4 For more information on these Benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?; section 5, "What Is The Lifetime Five/SM/ Income Benefit?"; and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

. No subsequent deposits or withdrawals are made from the contract.

. The hypothetical gross rates of return (as of December 31, 2006) are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:

. 0.97% average of all fund expenses (as of December 31, 2006) are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservation Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under an contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

0% GROSS RETURN

        SP ADVISOR         SP SELECT       SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $55,134   $55,134  $ 55,978  $55,978
-------------------------------------------------------------------------------

Assumptions:

1. $100,000 initial investment.

2. Fund Expenses = 0.97%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. These reductions result in hypothetical net rates of return as follows:

Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.

5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

6% GROSS RETURN

        SP ADVISOR         SP SELECT       SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $238,144 $238,144  $241,641 $241,641
-------------------------------------------------------------------------------

Assumptions:

1. $100,000 initial investment.

2. Fund Expenses = 0.97%.

3. No optional death benefit(s) and/or optional living benefit(s) were elected.

4. These reductions result in hypothetical net rates of return as follows:

Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus Bonus 3.43%.

5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE OF NEW JERSEY ANNUITY DESCRIBED IN PROSPECTUS ORD01009NY (05/2007).

(print your name)

(address)

(city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER

 P.O. Box 7960

Philadelphia, PA 19176

[LOGO]

The Prudential Insurance Company of America 751 Broad Street

Newark, NJ 07102-3777

ORD01009NY

PRSRT STD

U.S. POSTAGE

PAID

LANCASTER, PA

PERMIT NO. 1793

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

There is no filing fee due under this registration statement, because the units registered herein are carried over from a predecessor registration statement.

Federal Taxes

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

State Taxes

Currently, some states charge up to 3.5%of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments. To the extent sales are limited to New York, there would be no premium taxes as New York does not currently have a premium tax.

 Printing Costs

Pruco Life Insurance Company of New Jersey estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

  Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company of New Jersey.

Accounting Costs

The independent registered public accounting firm that audits the company's financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

 ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

New Jersey, being the state of organization of Pruco Life Insurance Company of New Jersey ("PLNJ"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of PLNJ's By-law, Article V, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1A(6)(c) to Form S-6 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) (a) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company.  (Note 2)

(4) (a) Strategic Partners Select Variable Annuity Contract. (Note 3)

(b) Strategic Partners Select Variable Annuity Application. (Note 3)

(5) Opinion of Counsel as to legality of the Securities being registered (Note 1)

 (23)Written Consent of Independent Registered Public Accounting Firm (Note 1)

(24) Powers of Attorney:

(a) Power of Attorney for John Chieffo (Note 1)

(b) Power of Attorney for Yanela C. Frias (Note 1)

(c) Power of Attorney for Bernard J. Jacob (Note 1)

 (d) Power of Attorney for Richard F. Lambert (Note 1)

 (e) Power of Attorney for Stephen Pelletier (Note 1)

(f)  Power of Attorney for Kent D. Sluyter (Note 1)

(g) Power of Attorney for Kenneth Y. Tanji (Note 1)

(Note 1) Filed herewith.

(Note 2)  Incorporated by reference to Post-Effective Amendment No. 9, Form N-4 Registration No. 333-130989, filed December 18, 2007, on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 3) Incorporated by reference to Pre-Effective Amendment No. 1 to Form N-4, Registration No. 333-62246, filed November 27, 2001 on behalf of this Registrant.

 ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 27th of August, 2014.

 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

 (Registrant)

                                                                         By: /s/Stephen Pelletier
                                                       Senior Vice President, performing the functions
of the principal executive officer as of the date of thisRegistration Statement on Form S-3

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title                                                                                                                                Date

----------------------------------                                                                                                                                 _
Robert F. O’Donnell
Chief Executive Officer, President
and Director

*
----------------------------------                                                                                                                         August 27, 2014
Yanela C. Frias
Chief Financial Officer, Chief
Accounting Officer,
and Director

*
----------------------------------                                                                                                                         August 27, 2014
John Chieffo
Director

*
----------------------------------                                                                                                                         August 27, 2014
Bernard J. Jacob
Director

*
----------------------------------                                                                                                                         August 27, 2014
Richard F. Lambert
Director

*
----------------------------------                                                                                                                         August 27, 2014
Kent D. Sluyter
Director

*
----------------------------------                                                                                                                         August 27, 2014
Kenneth Y. Tanji
Director

By:  /s/William J. Evers                                                                                                                 August 27, 2014
         William J. Evers

                        *Executed by William J. Evers on behalf of those indicated pursuant to Power of Attorney.

 EXHIBIT INDEX

Exhibit No.

(5)  Opinion of Counsel as to legality of the securities being registered

 (23)  Written Independent Registered Public Accounting Firm

(24)(a)  Power of Attorney for John Chieffo

   (b)           Power of Attorney for Yanela C. Frias

   (c)           Power of Attorney for Bernard J. Jacob

   (d)           Power of Attorney for Richard F. Lambert

   (e)           Power of Attorney for Stephen Pelletier

   (f)           Power of Attorney for Kent D. Sluyter

  (g)              Power of Attorney for Kenneth Y. Tanji